Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 796-8320

Select Income REIT Announces Third Quarter 2018 Results
Third Quarter Net Income of $29.5 Million, or $0.33 per Share
Third Quarter Normalized FFO of $56.0 Million, or $0.63 per Share
Third Quarter Same Property Cash Basis NOI Increased 4.8%
Announced Agreement to Merge with Government Properties Income Trust

Newton, MA (October 29, 2018): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and nine months ended September 30, 2018.

David Blackman, President and Chief Executive Officer, made the following statement:

"The major development for Select Income REIT this quarter was our agreement to merge with Government Properties Income Trust. We believe this transaction will create a leading national office REIT with increased scale, strong portfolio characteristics and one of the highest percentages of rent paid by investment grade rated tenants in the office sector. As part of the merger, we expect to distribute to our shareholders all 45,000,000 common shares of Industrial Logistics Properties Trust that we own, completely separating the two companies and positioning our shareholders to possibly benefit from the increased liquidity in ILPT shares.

During the third quarter, we were also successful in operating our business. We sold a 418,000 square foot vacant land parcel in Hawaii for $10.3 million, resulting in a net gain of $4.1 million. We, excluding ILPT, also entered one lease renewal for 72,000 square feet that resulted in a rental rate that was approximately 40% higher than the prior rental rate for the same space and a lease term of 7.6 years."

Results for the Quarter Ended September 30, 2018:

Net income attributed to SIR for the quarter ended September 30, 2018 was $29.5 million, or $0.33 per diluted share, compared to $31.4 million, or $0.35 per diluted share, for the same period last year. Net income attributed to SIR for the quarter ended September 30, 2018 includes: (1) an unrealized gain on equity securities of $22.8 million, or $0.25 per diluted share, related to SIR's investment in The RMR Group Inc., or RMR Inc., which is included in earnings in accordance with U.S. generally accepted accounting principles, or GAAP, effective January 1, 2018; (2) a gain on sale of real estate of $4.1 million, or $0.05 per diluted share; (3) a loss on impairment of real estate assets of $9.7 million, or $0.11 per diluted share; (4) a reduction for estimated business management incentive fees of $6.7 million, or $0.07 per diluted share; (5) a reduction for net income allocated to noncontrolling interest

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

representing allocations to public shareholders of Industrial Logistics Properties Trust, or ILPT, SIR's majority owned consolidated subsidiary, of $5.6 million, or $0.06 per diluted share; and (6) a reduction for transaction costs of $3.8 million, or $0.04 per diluted share, related to our pending merger into a wholly owned subsidiary of Government Properties Income Trust (Nasdaq: GOV) and the other transactions contemplated by the agreement and plan of merger with GOV and its wholly owned subsidiary, dated as of September 14, 2018, or the Merger Agreement. Net income attributed to SIR for the three months ended September 30, 2017 includes the reversal of previously accrued estimated business management incentive fees of $5.5 million, or $0.06 per diluted share.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended September 30, 2018 were $56.0 million, or $0.63 per diluted share, compared to $60.7 million, or $0.68 per diluted share, for the same period last year. Normalized FFO attributed to SIR for the quarter ended September 30, 2018 include a reduction for Normalized FFO allocated to noncontrolling interest, representing allocations to public shareholders of ILPT of $7.8 million, or $0.09 per diluted share.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended September 30, 2018 and 2017 appear later in this press release.

Results for the Nine Months Ended September 30, 2018:

Net income attributed to SIR for the nine months ended September 30, 2018 was $74.4 million, or $0.83 per diluted share, compared to $64.8 million, or $0.73 per diluted share, for the same period last year. Net income attributed to SIR for the nine months ended September 30, 2018 includes: (1) an unrealized gain on equity securities of $53.2 million, or $0.59 per diluted share, related to SIR's investment in RMR Inc., which is included in earnings in accordance with GAAP effective January 1, 2018; (2) a gain on sale of real estate of $4.1 million, or $0.05 per diluted share; (3) a reduction for the non-cash write-off of straight line rents receivable of $10.6 million, or $0.12 per diluted share, related to a lease associated with a tenant default; (4) a reduction for estimated business management incentive fees of $21.5 million, or $0.24 per diluted share; (5) a reduction for net income allocated to noncontrolling interest representing allocations to public shareholders of ILPT of $15.8 million, or $0.18 per diluted share; (6) a loss on impairment of real estate assets of $9.7 million, or $0.11 per diluted share; and (7) a reduction for transaction costs of $3.8 million, or $0.04 per diluted share, related to the pending merger and the other transactions contemplated by the Merger Agreement. Net income attributed to SIR for the nine months ended September 30, 2017 includes: (1) a reduction for a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, and a reduction for a loss on asset impairment of $4.0 million, or $0.05 per diluted share, both of which were related to leases associated with a tenant bankruptcy; and (2) a reduction for estimated business management incentive fees of $3.3 million, or $0.04 per diluted share.

Normalized FFO attributed to SIR for the nine months ended September 30, 2018 were $152.6 million, or $1.71 per diluted share, compared to $175.2 million, or $1.96 per diluted share, for the same period last year. Normalized FFO attributed to SIR for the nine months ended September 30, 2018 include a reduction for the non-cash write-off of straight line rents receivable of $10.6 million, or $0.12 per diluted share, related to a lease associated with a tenant default, and a reduction for Normalized FFO allocated to noncontrolling interest representing allocations to public shareholders of ILPT of $21.9 million, or $0.25 per diluted share. Normalized FFO attributed to SIR for the nine months ended September 30, 2017 include a reduction for a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, related to leases associated with a tenant bankruptcy.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the nine months ended September 30, 2018 and 2017 appear later in this press release.

Consolidated Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2018, on a consolidated basis, SIR entered lease renewals and new leases for approximately 396,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 21.3% higher than prior rental rates for the same space and a weighted average (by square feet) lease term of 11.0 years. Commitments for leasing capital and concessions for these leases totaled approximately $589,000, or approximately $0.13 per square foot per lease year. During the quarter ended September 30, 2018, ILPT also completed 11 rent resets at its properties in Hawaii for approximately 516,000 square feet of land at rental rates that were approximately 20.3% higher than the prior rental rates.

As of September 30, 2018, 95.8% of SIR’s consolidated total rentable square feet was leased, compared to 94.8% as of June 30, 2018 and 96.2% as of September 30, 2017. Consolidated occupancy for properties owned continuously since July 1, 2017, or on a same property basis, decreased to 95.7% at September 30, 2018 from 97.0% at September 30, 2017. Consolidated same property cash basis net operating income, or Cash Basis NOI, increased 4.8% for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017, primarily as a result of the collection of prior period bad debts and contractual rent increases for certain properties since July 1, 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the quarters and nine months ended September 30, 2018 and 2017 on a total and same property basis appear later in this press release.

Merger with Government Properties Income Trust:

As previously announced, in September 2018, SIR, GOV and a wholly owned subsidiary of GOV entered into the Merger Agreement whereby SIR will merge with and into a wholly owned subsidiary of GOV, or the Merger. Pursuant to the terms of the Merger Agreement, SIR's shareholders will receive 1.04 newly issued common shares of GOV for each common share of SIR they hold, with cash paid in lieu of fractional shares. Pursuant to the terms and subject to certain conditions of the Merger Agreement, SIR will declare and, at least one business day prior to the completion of the Merger, pay a pro rata distribution to SIR's shareholders of all 45,000,000 common shares of ILPT that SIR owns. SIR expects that in this distribution SIR's shareholders will receive approximately 0.503 of one common share of ILPT for each common share of SIR they hold. Completion of the Merger will require certain approvals of SIR's and GOV's shareholders and the satisfaction or waiver of other conditions and SIR and GOV expect to consummate the Merger by December 31, 2018.

Recent Investment Activities:

ILPT previously disclosed that it entered an agreement to acquire a single tenant, net leased property located in Upper Marlboro, MD with 220,800 rentable square feet for a purchase price of $29.3 million, excluding acquisition related costs. ILPT completed this acquisition in September 2018. This property is 100% leased and has a remaining lease term of approximately 12 years.

Also in September 2018, ILPT acquired a single tenant, net leased property located in Carlisle, PA with 205,090 rentable square feet for a purchase price of $20.0 million, excluding acquisition related costs. This property is 100% leased and has a remaining lease term of approximately seven years.

In October 2018, ILPT acquired a land parcel adjacent to a property it owns located in Ankeny, IA for a purchase price of $450,000, excluding acquisition related costs. The land parcel will be used for a 194,000 square foot expansion for the existing tenant at such property.

Also in October 2018, ILPT acquired a multi-tenant, net leased property located in Maple Grove, MN with approximately 319,000 rentable square feet for a purchase price of $27.7 million, excluding acquisition related costs. This property is 100% leased and has a remaining weighted average (by revenue) lease term of approximately six years.

Recent Disposition Activities:

In August 2018, SIR sold a 100% owned vacant land parcel in Kapolei, HI with 417,610 rentable square feet for $10.3 million, excluding closing costs, resulting in a net gain of $4.1 million.

Presentation:

The amounts reported above are on a consolidated basis, and as such, include the results of SIR’s consolidated subsidiary, ILPT, unless indicated otherwise. ILPT is itself a public company having common shares registered under the Securities and Exchange Act of 1934, as amended. For further information about ILPT, see ILPT’s periodic reports and other filings with the Securities and Exchange Commission, or SEC, which are available at the SEC’s website, www.sec.gov. References in this press release to ILPT’s filings with the SEC are included as textual references only, and the information in ILPT’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s third quarter 2018 financial results. They will be joined by Jeffrey Leer, who will assume his role as Chief Financial Officer and Treasurer of SIR effective December 1, 2018.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Monday, November 5, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123890.

A live audio webcast of the conference call will also be available in a listen-only mode on SIR's website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit SIR's website about five minutes before the call. The archived webcast will be available for replay on SIR's website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s third quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2018 Supplemental Operating and Financial Data, which includes both consolidated information and information for SIR excluding ILPT, is available for download at SIR’s website, www.sirreit.com. SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, that owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE STATES THAT SIR, GOV AND A WHOLLY OWNED SUBSIDIARY OF GOV HAVE ENTERED INTO A MERGER AGREEMENT. THE CLOSING OF THE MERGER IS SUBJECT TO THE SATISFACTION OR WAIVER OF CONDITIONS, INCLUDING THE RECEIPT OF REQUISITE APPROVALS BY SIR'S AND GOV'S SHAREHOLDERS. SIR CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED OR WAIVED. ACCORDINGLY, THE MERGER MAY NOT CLOSE WHEN EXPECTED OR AT ALL, OR THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS MAY CHANGE,

•
AS NOTED ABOVE, THE MERGER WILL REQUIRE APPROVAL OF SIR'S SHAREHOLDERS AND THE ISSUANCE OF COMMON SHARES OF GOV IN THE MERGER WILL REQUIRE APPROVAL OF GOV'S SHAREHOLDERS. SUCH APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS, A PRELIMINARY VERSION OF WHICH WAS INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, OR THE FORM S-4, FILED WITH THE SEC. THE FORM S-4 MUST BE DECLARED EFFECTIVE BY THE SEC BEFORE THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAN BE MAILED TO SIR'S SHAREHOLDERS AND GOV'S SHAREHOLDERS. THE AMOUNT OF TIME IT TAKES FOR THE SEC TO DECLARE THE FORM S-4 EFFECTIVE IS BEYOND SIR'S AND GOV'S CONTROL. ACCORDINGLY, SIR CANNOT BE SURE THAT THE MERGER AND THE OTHER TRANSACTIONS WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL OR THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS WILL NOT CHANGE, AND

•
PURSUANT TO THE MERGER AGREEMENT, SIR HAS AGREED TO DISTRIBUTE ALL 45,000,000 OF THE COMMON SHARES OF ILPT THAT SIR OWNS TO SIR’S SHAREHOLDERS, SUBJECT TO THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS, INCLUDING, AMONG OTHER THINGS, OBTAINING THE REQUISITE SHAREHOLDER APPROVALS WITH RESPECT TO THE MERGER. SIR CANNOT BE SURE WHEN OR IF THOSE CONDITIONS WILL BE SATISFIED OR WAIVED OR THAT SUCH DISTRIBUTION WILL OCCUR.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN THE FORM S-4 AND IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Additional Information about the Merger and other Transactions and Where to Find It

In connection with the Merger and the other transactions contemplated by the Merger Agreement, GOV has filed with the SEC the Form S-4, containing a preliminary joint proxy statement/prospectus and other documents with respect to the Merger and the other transactions contemplated by the Merger Agreement. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE OTHER TRANSACTIONS.

After the registration statement for the Merger has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to SIR’s and GOV’s shareholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of SIR’s filings with the SEC from its website at www.sirreit.com and free copies of GOV’s filings with the SEC from GOV’s website at www.govreit.com.

Participants in the Solicitation Relating to the Merger and other Transactions

SIR, its trustees and certain of its executive officers, GOV, its trustees and certain of its executive officers, and The RMR Group LLC, RMR Inc. and certain of their directors, officers and employees may be deemed participants in the solicitation of proxies from SIR’s shareholders in respect of the approval of the Merger and the other transactions contemplated by the Merger Agreement to which SIR is a party and from GOV’s shareholders in respect of the approval of the issuance of common shares of GOV in the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of SIR’s and GOV’s shareholders in connection with the Merger and the other transactions contemplated by the Merger Agreement is set forth in the preliminary joint proxy statement/prospectus for the Merger filed, and will be set forth in the definitive joint proxy statement/prospectus for the Merger to be filed, with the SEC. You can find information about SIR’s trustees and executive officers in its definitive proxy statement for its 2018 Annual Meeting of Shareholders. You can find information about GOV’s trustees and executive officers in GOV’s definitive proxy statement for its 2018 Annual Meeting of Shareholders. These documents are available free of charge on the SEC’s website and from SIR or GOV, as applicable, using the sources indicated above.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$101,833	$98,635	$298,003	$293,020
Tenant reimbursements and other income	20,048	19,379	60,514	57,158
Total revenues	121,881	118,014	358,517	350,178

Expenses:
Real estate taxes	12,518	11,489	36,748	33,168
Other operating expenses	14,814	14,649	43,714	41,039
Depreciation and amortization	35,371	34,713	105,326	102,770
Acquisition and transaction related costs	3,796	—	3,796	—
General and administrative (1)	15,331	1,608	47,353	24,697
Write-off of straight line rents receivable, net (2)	—	—	10,626	12,517
Loss on asset impairment	—	—	—	4,047
Loss on impairment of real estate assets (3)	9,706	—	9,706	229
Total expenses	91,536	62,459	257,269	218,467

Operating income	30,345	55,555	101,248	131,711

Dividend income	397	397	1,190	1,190
Unrealized gain on equity securities (4)	22,771	—	53,159	—
Interest income	133	19	753	39
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,746, $1,716, $5,245 and $4,688, respectively)	(23,287)	(24,383)	(69,446)	(68,278)
Loss on early extinguishment of debt	—	—	(1,192)	—
Income before income tax expense, equity in earnings of an investee and gain on sale of real estate	30,359	31,588	85,712	64,662
Income tax expense	(185)	(177)	(446)	(364)
Equity in earnings of an investee	831	31	882	533
Income before gain on sale of real estate	31,005	31,442	86,148	64,831
Gain on sale of real estate (5)	4,075	—	4,075	—
Net income	35,080	31,442	90,223	64,831
Net income allocated to noncontrolling interest	(5,597)	—	(15,841)	—
Net income attributed to SIR	$29,483	$31,442	$74,382	$64,831

Weighted average common shares outstanding - basic	89,410	89,355	89,395	89,341
Weighted average common shares outstanding - diluted	89,437	89,379	89,411	89,364

Net income attributed to SIR per common share - basic and diluted	$0.33	$0.35	$0.83	$0.73

See footnotes on page 10.

(1)
General and administrative expenses include estimated business management incentive fee expense of $6,664 and the reversal of previously accrued estimated business management incentive fees of $5,478 for the three months ended September 30, 2018 and 2017, respectively, and estimated business management incentive fee expense of $21,479 and $3,288 for the nine months ended September 30, 2018 and 2017, respectively.

(2)
In May 2018, one of SIR’s tenants defaulted on its lease for a property located in Naperville, IL with approximately 820 rentable square feet and an original lease expiration date of March 31, 2029. During the three months ended June 30, 2018, SIR recorded a non-cash charge of $10,626 to write off straight line rents receivable related to this lease. The lease with the tenant that defaulted was amended effective October 1, 2018. Under the terms of such lease amendment, the tenant paid amounts outstanding under the original lease for the period through September 30, 2018 and made a partial payment for unpaid real estate taxes. In addition, the tenant made a one time payment of $2,000 for deferred capital costs and its first monthly payment of $250 to offset building expenses that were previously paid directly by the tenant but that are currently paid by SIR. The tenant assigned its subleases at the property to SIR and continues to occupy and pay rent on 147 square feet and has agreed to do so for 30 months from the date of the amendment.

(3)
During the three months ended September 30, 2018, SIR recorded a loss on impairment of real estate assets of $9,706 to reduce the carrying value of one property located in Hanover, PA to its estimated fair value less costs to sell.

(4)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of SIR's investment in RMR Inc. common stock to its fair value as of September 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

(5)	During the three months ended September 30, 2018, SIR recorded a gain on sale of real estate of $4,075 in connection with the sale of one of SIR's 100% owned land parcels in Kapolei, HI.

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
Net income attributed to SIR		$29,483	$31,442	$74,382	$64,831
Plus:	depreciation and amortization	35,371	34,713	105,326	102,770
Plus:	loss on impairment of real estate assets	9,706	—	9,706	229
Plus:	net income allocated to noncontrolling interest	5,597	—	15,841	—
Less:	FFO allocated to noncontrolling interest	(7,803)	—	(21,920)	—
Less:	gain on sale of real estate	(4,075)	—	(4,075)	—
FFO attributed to SIR		68,279	66,155	179,260	167,830
Plus:	acquisition and transaction related costs	3,796	—	3,796	—
Plus:	estimated business management incentive fees (2)	6,664	(5,478)	21,479	3,288
Plus:	loss on asset impairment	—	—	—	4,047
Plus:	loss on early extinguishment of debt	—	—	1,192	—
Less:	unrealized gain on equity securities (3)	(22,771)	—	(53,159)	—
Normalized FFO attributed to SIR		$55,968	$60,677	$152,568	$175,165

Weighted average common shares outstanding - basic		89,410	89,355	89,395	89,341
Weighted average common shares outstanding - diluted		89,437	89,379	89,411	89,364

FFO attributed to SIR per common share - basic		$0.76	$0.74	$2.01	$1.88
FFO attributed to SIR per common share - diluted		$0.76	$0.74	$2.00	$1.88
Normalized FFO attributed to SIR per common share - basic and diluted		$0.63	$0.68	$1.71	$1.96
Distributions declared per common share		$0.51	$0.51	$1.53	$1.53
(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on impairment of real estate assets and the difference between net income and FFO allocated to noncontrolling interest, but excluding gain on sale of real estate, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from Nareit's definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and SIR excludes acquisition and transaction related costs expensed under GAAP, loss on asset impairment, loss on early extinguishment of debt, unrealized gain on equity securities and Normalized FFO, net of FFO, from noncontrolling interest, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, SIR's receipt of distributions from ILPT and SIR’s expected needs for and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

(2)
Incentive fees under SIR’s business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in SIR’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SIR recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, SIR does not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributed to SIR excludes $6,664 of estimated business management incentive fee expense for the three months ended September 30, 2018, and the reversal of previously accrued estimated business management incentive fees of $5,478 for the three months ended September 30, 2017, and estimated business management incentive fee expense of $21,479 and $3,288 for the nine months ended September 30, 2018 and 2017, respectively.

(3)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of SIR's investment in RMR Inc. common stock to its fair value as of September 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$101,833	$98,635	$298,003	$293,020
Tenant reimbursements and other income	20,048	19,379	60,514	57,158
Real estate taxes	(12,518)	(11,489)	(36,748)	(33,168)
Other operating expenses	(14,814)	(14,649)	(43,714)	(41,039)
NOI	$94,549	$91,876	$278,055	$275,971

SIR NOI (excluding ILPT)	$62,341	$60,116	$181,358	$180,277
ILPT NOI	32,208	31,760	96,697	95,694
NOI	$94,549	$91,876	$278,055	$275,971

Non-cash straight line rent adjustments included in rental income (2)	(3,505)	(5,581)	(9,994)	(16,361)
Lease value amortization included in rental income (2)	(556)	(547)	(1,615)	(1,508)
Lease termination fees included in rental income (2)	(77)	—	(77)	(101)
Non-cash amortization included in other operating expenses (3)	(74)	(213)	(362)	(639)
Cash Basis NOI	$90,337	$85,535	$266,007	$257,362

SIR Cash Basis NOI (excluding ILPT)	$59,349	$55,486	$172,965	$166,792
ILPT Cash Basis NOI	30,988	30,049	93,042	90,570
Cash Basis NOI	$90,337	$85,535	$266,007	$257,362

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$35,080	$31,442	$90,223	$64,831
Gain on sale of real estate (4)	(4,075)	—	(4,075)	—
Income before gain on sale of real estate	31,005	31,442	86,148	64,831
Equity in earnings of an investee	(831)	(31)	(882)	(533)
Income tax expense	185	177	446	364
Income before income tax expense, equity in earnings of an investee and gain on sale of real estate	30,359	31,588	85,712	64,662
Loss on early extinguishment of debt	—	—	1,192	—
Interest expense	23,287	24,383	69,446	68,278
Interest income	(133)	(19)	(753)	(39)
Unrealized gain on equity securities	(22,771)	—	(53,159)	—
Dividend income	(397)	(397)	(1,190)	(1,190)
Operating income	30,345	55,555	101,248	131,711
Loss on impairment of real estate assets (5)	9,706	—	9,706	229
Loss on asset impairment	—	—	—	4,047
Write-off of straight line rents receivable, net (6)	—	—	10,626	12,517
General and administrative	15,331	1,608	47,353	24,697
Acquisition and transaction related costs	3,796	—	3,796	—
Depreciation and amortization	35,371	34,713	105,326	102,770
NOI	94,549	91,876	278,055	275,971

Non-cash straight line rent adjustments included in rental income (2)	(3,505)	(5,581)	(9,994)	(16,361)
Lease value amortization included in rental income (2)	(556)	(547)	(1,615)	(1,508)
Lease termination fees included in rental income (2)	(77)	—	(77)	(101)
Non-cash amortization included in other operating expenses (3)	(74)	(213)	(362)	(639)
Cash Basis NOI	$90,337	$85,535	$266,007	$257,362

See footnotes on page 13.

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above. SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SIR records as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)   SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)	During the three months ended September 30, 2018, SIR recorded a gain on sale of real estate of $4,075 in connection with the sale of one of SIR's 100% owned land parcels in Kapolei, HI.

(5) During the three months ended September 30, 2018, SIR recorded a loss on impairment of real estate assets of $9,706 to reduce the carrying value of one property located in Hanover, PA to its estimated fair value less costs to sell.

(6)
In May 2018, one of SIR’s tenants defaulted on its lease for a property located in Naperville, IL with approximately 820,000 rentable square feet and an original lease expiration date of March 31, 2029. During the three months ended June 30, 2018, SIR recorded a non-cash charge of $10,626 to write off straight line rents receivable related to this lease. The lease with the tenant that defaulted was amended effective October 1, 2018. Under the terms of such lease amendment, the tenant paid amounts outstanding under the original lease for the period through September 30, 2018, and made a partial payment for unpaid real estate taxes. In addition, the tenant made a one time payment of $2,000 for deferred capital costs, and its first monthly payment of $250 to offset building expenses that were previously paid directly by the tenant but that are currently paid by SIR. The tenant assigned its subleases at the property to SIR and continues to occupy and pay rent on 147,045 square feet and has agreed to do so for 30 months from the date of the amendment.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$101,833	$98,635	$298,003	$293,020
Tenant reimbursements and other income	20,048	19,379	60,514	57,158
Real estate taxes	(12,518)	(11,489)	(36,748)	(33,168)
Other operating expenses	(14,814)	(14,649)	(43,714)	(41,039)
NOI	94,549	91,876	278,055	275,971
Less:
NOI of properties not included in same property results	(1,541)	(767)	(7,624)	(3,226)
Same property NOI	$93,008	$91,109	$270,431	$272,745

SIR same property NOI (excluding ILPT)	$61,379	$59,349	$174,337	$177,051
ILPT same property NOI	31,629	31,760	96,094	95,694
Same property NOI	$93,008	$91,109	$270,431	$272,745

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$93,008	$91,109	$270,431	$272,745
Less:
Non-cash straight line rent adjustments included in rental income (4)	(3,370)	(5,515)	(9,419)	(14,696)
Lease value amortization included in rental income (4)	(556)	(547)	(1,615)	(1,508)
Lease termination fees included in rental income (4)	(77)	—	(77)	(101)
Non-cash amortization included in other operating expenses (5)	(73)	(211)	(358)	(633)
Same property Cash Basis NOI	$88,932	$84,836	$258,962	$255,807

SIR same property Cash Basis NOI (excluding ILPT)	$58,447	$54,787	$166,444	$165,237
ILPT same property Cash Basis NOI	30,485	30,049	92,518	90,570
Same property Cash Basis NOI	$88,932	$84,836	$258,962	$255,807

(1)
See footnote (1) on page 13 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
For the three months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2018, and which it owned continuously since July 1, 2017.

(3)
For the nine months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2018, and which it owned continuously since January 1, 2017.

(4)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	SIR (excluding ILPT)	ILPT	Total	SIR (excluding ILPT)	ILPT	Total
Calculation of NOI and Cash Basis NOI:
Rental income	$67,052	$34,781	$101,833	$65,011	$33,624	$98,635
Tenant reimbursements and other income	14,398	5,650	20,048	13,937	5,442	19,379
Real estate taxes	(7,576)	(4,942)	(12,518)	(6,910)	(4,579)	(11,489)
Other operating expenses	(11,533)	(3,281)	(14,814)	(11,922)	(2,727)	(14,649)
NOI	62,341	32,208	94,549	60,116	31,760	91,876
Less:
Non-cash straight line rent adjustments included in rental income (2)	(2,377)	(1,128)	(3,505)	(4,105)	(1,476)	(5,581)
Lease value amortization included in rental income (2)	(464)	(92)	(556)	(450)	(97)	(547)
Lease termination fees included in rental income (2)	(77)	—	(77)	—	—	—
Non-cash amortization included in other operating expenses (3)	(74)	—	(74)	(75)	(138)	(213)
Cash Basis NOI	$59,349	$30,988	$90,337	$55,486	$30,049	$85,535

Reconciliation of NOI to Same Property NOI (4):
NOI	$62,341	$32,208	$94,549	$60,116	$31,760	$91,876
Less:
NOI of properties not included in same property results	(962)	(579)	(1,541)	(767)	—	(767)
Same property NOI	$61,379	$31,629	$93,008	$59,349	$31,760	$91,109

Reconciliation of Same Property NOI to Same Property Cash Basis NOI (4):
Same property NOI	$61,379	$31,629	$93,008	$59,349	$31,760	$91,109
Less:
Non-cash straight line rent adjustments included in rental income (2)	(2,318)	(1,052)	(3,370)	(4,039)	(1,476)	(5,515)
Lease value amortization included in rental income (2)	(464)	(92)	(556)	(450)	(97)	(547)
Lease termination fees included in rental income (2)	(77)	—	(77)	—	—	—
Non-cash amortization included in other operating expenses (3)	(73)	—	(73)	(73)	(138)	(211)
Same property Cash Basis NOI	$58,447	$30,485	$88,932	$54,787	$30,049	$84,836

(1)
See footnote (1) on page 13 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)
For the three months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2018, and which it owned continuously since July 1, 2017.

Select Income REIT
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	SIR (excluding ILPT)	ILPT	Total	SIR (excluding ILPT)	ILPT	Total
Calculation of NOI and Cash Basis NOI:
Rental income	$194,533	$103,470	$298,003	$192,099	$100,921	$293,020
Tenant reimbursements and other income	43,528	16,986	60,514	40,968	16,190	57,158
Real estate taxes	(22,639)	(14,109)	(36,748)	(19,911)	(13,257)	(33,168)
Other operating expenses	(34,064)	(9,650)	(43,714)	(32,879)	(8,160)	(41,039)
NOI	181,358	96,697	278,055	180,277	95,694	275,971
Less:
Non-cash straight line rent adjustments included in rental income (2)	(6,634)	(3,360)	(9,994)	(11,940)	(4,421)	(16,361)
Lease value amortization included in rental income (2)	(1,320)	(295)	(1,615)	(1,219)	(289)	(1,508)
Lease termination fees included in rental income (2)	(77)	—	(77)	(101)	—	(101)
Non-cash amortization included in other operating expenses (3)	(362)	—	(362)	(225)	(414)	(639)
Cash Basis NOI	$172,965	$93,042	$266,007	$166,792	$90,570	$257,362

Reconciliation of NOI to Same Property NOI (4):
NOI	$181,358	$96,697	$278,055	$180,277	$95,694	$275,971
Less:
NOI of properties not included in same property results	(7,021)	(603)	(7,624)	(3,226)	—	(3,226)
Same property NOI	$174,337	$96,094	$270,431	$177,051	$95,694	$272,745

Reconciliation of Same Property NOI to Same Property Cash Basis NOI (4):
Same property NOI	$174,337	$96,094	$270,431	$177,051	$95,694	$272,745
Less:
Non-cash straight line rent adjustments included in rental income (2)	(6,138)	(3,281)	(9,419)	(10,275)	(4,421)	(14,696)
Lease value amortization included in rental income (2)	(1,320)	(295)	(1,615)	(1,219)	(289)	(1,508)
Lease termination fees included in rental income (2)	(77)	—	(77)	(101)	—	(101)
Non-cash amortization included in other operating expenses (3)	(358)	—	(358)	(219)	(414)	(633)
Same property Cash Basis NOI	$166,444	$92,518	$258,962	$165,237	$90,570	$255,807

(1)
See footnote (1) on page 13 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)
For the nine months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2018, and which it owned continuously since January 1, 2017.

 Select Income REIT
 Condensed Consolidated Balance Sheets
 (dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,057,197	$1,041,767
Buildings and improvements	3,238,661	3,178,098
	4,295,858	4,219,865
Accumulated depreciation	(369,252)	(314,249)
	3,926,606	3,905,616
Properties held for sale	15,289	5,829
Acquired real estate leases, net	433,947	477,577
Cash and cash equivalents	25,982	658,719
Restricted cash	403	178
Rents receivable, including straight line rents of $121,770 and $122,010, respectively, net of allowance for doubtful accounts of $2,227 and $1,396, respectively	131,642	127,672
Deferred leasing costs, net	14,568	14,295
Other assets, net	173,062	113,144
Total assets	$4,721,499	$5,303,030

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$108,000	$—
ILPT revolving credit facility	380,000	750,000
Unsecured term loan, net	—	348,870
Senior unsecured notes, net	1,430,688	1,777,425
Mortgage notes payable, net	210,624	210,785
Accounts payable and other liabilities	92,626	101,352
Assumed real estate lease obligations, net	62,176	68,783
Rents collected in advance	21,626	15,644
Security deposits	9,370	8,346
Due to related persons	26,749	30,006
Total liabilities	2,341,859	3,311,211

Commitments and contingencies

Shareholders' equity:
Shareholders' equity attributable to SIR:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,550,528 and 89,487,371 shares issued and outstanding, respectively	896	895
Additional paid in capital	2,312,724	2,180,896
Cumulative net income	634,849	508,213
Cumulative other comprehensive income	863	52,665
Cumulative common distributions	(887,776)	(750,850)
Total shareholders' equity attributable to SIR	2,061,556	1,991,819
Noncontrolling interest in consolidated subsidiary	318,084	—
Total shareholders' equity	2,379,640	1,991,819
Total liabilities and shareholders' equity	$4,721,499	$5,303,030
(END)